UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2018

TERADATA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33458	75-3236470
State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Innovation Drive Dayton, Ohio	45342
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (866) 548-8348

N/A

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Oliver Ratzesberger as Chief Operating Officer

On January 31, 2018, the Board of Directors of Teradata Corporation (the “Company”) appointed Oliver Ratzesberger as Chief Operating Officer of the Company, effective as of February 5, 2018.

Mr. Ratzesberger, age 47, has served as the Executive Vice President and Chief Product Officer of the Company since August 2016. Previously, from June 2015 to August 2016, he was President, Teradata Labs and, from 2013 to June 2015, he led the software teams for Teradata Labs. Before joining the Company, he served as Vice President, Information Analytics and Innovation at Sears Holdings Corporation, from 2011 until 2013, and was at eBay Inc., from 2004 until 2011, where he was responsible for its data warehouse and big data platforms as its Senior Director, Analytics Platform.

There are no arrangements or understandings between Mr. Ratzesberger and any other person with respect to the appointments described above and there are no family relationships between Mr. Ratzesberger and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Ratzesberger has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

On February 5, 2018, the Company issued a press release announcing this leadership change. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Departure of Executive Vice President and Chief Business Officer

In connection with the creation of the position of Chief Operating Officer, the Board of Directors of the Company also decided to eliminate the position of Executive Vice President and Chief Business Officer, held by John Dinning, effective February 5, 2018. Accordingly, Mr. Dinning will cease to be an executive officer of the Company on that date, although he has agreed to remain as an employee of the Company through February 28, 2018 to assist with the transition of his roles and responsibilities.

In connection with his departure from the Company, Mr. Dinning will be entitled to receive benefits under the Teradata Executive Severance Plan as a Level I Participant. In addition, all of his outstanding stock options will vest as of February 28, 2018, and will be exercisable until the earlier of 59 days after such date or the expiration of the applicable option. His restricted share units (other than the restricted share units granted to him on November 27, 2017) also will vest as of February 28, 2018, and he will be fully vested in all of his performance-based restricted share units (other than the performance-based restricted share units granted to him on November 27, 2017) that are earned based on actual Company performance for the entire performance period and without regard to pro-ration. The restricted share units and performance-based restricted share units granted to Mr. Dinning on November 27, 2017 will be terminated and not vest upon his departure.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release of the Company dated February 5, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teradata Corporation

By:	/s/ Laura K. Nyquist
Name:	Laura K. Nyquist
Title:	General Counsel and Secretary

Dated: February 5, 2018